Expedia Group Reports Second Quarter 2025 Results

Exceeds guidance, growing bookings 5% and revenue 6% y/y and expanding EBITDA margins
Repurchases $627 million of shares in the quarter; declares dividend of $0.40 per share
Increases full year guidance

SEATTLE, WA – August 7, 2025 – Expedia Group, Inc. (NASDAQ: EXPE) announced financial results today for the second quarter ended June 30, 2025.

Second Quarter Highlights
•Booked room nights grew 7%, primarily driven by growth outside of the U.S.
•Total gross bookings grew 5%, driven by 17% growth in B2B gross bookings; B2C gross bookings grew 1%.
•Lodging gross bookings grew 6%; hotel bookings were up 8%, driven by B2B and Brand Expedia.
•Revenue grew 6%, led by B2B and Advertising, which grew 15% and 19%, respectively.
•Second quarter GAAP net income decreased 14% while adjusted net income grew 16%, year-over-year. Adjusted EBITDA increased 16% with 190 basis points of margin expansion, and adjusted EBIT grew 23% with 207 basis points of margin expansion.
•Diluted GAAP earnings per share decreased 11% while Adjusted EPS grew 21%.
•Repurchased approximately 3.8 million shares for $627 million in the second quarter and 5.6 million shares for $957 million for the first half of 2025.
•Paid quarterly dividend of $0.40 per share on June 18, 2025 and declared quarterly dividend of $0.40 per share on August 7, 2025.

"We delivered a solid second quarter, surpassing our top and bottom line expectations while navigating a dynamic environment” said Ariane Gorin, CEO of Expedia Group, “Our performance was driven by continued strength across B2B and Advertising and further progress on our key priorities. Based on our first half and ongoing trends, we have increased our annual guidance. We will continue to capitalize on our brands, supply, and technology to help travelers create memories and partners grow their businesses.”

Financial Summary & Operating Metrics (In millions except per share amounts)

	Expedia Group, Inc.
Metric	Q2 2025	Q2 2024	Δ Y/Y
Booked room nights	105.5	98.9	7%
Gross bookings	$30,409	$28,837	5%
Revenue	$3,786	$3,558	6%
Operating income	$485	$451	8%
Net income attributable to Expedia Group, Inc.	$330	$386	(14)%
Diluted earnings per share	$2.48	$2.80	(11)%
Adjusted EBITDA*	$908	$786	16%
Adjusted EBIT*	$583	$475	23%
Adjusted net income*	$546	$469	16%
Adjusted EPS*	$4.24	$3.51	21%
Net cash provided by operating activities	$1,121	$1,501	(25)%
Free cash flow*	$921	$1,307	(29)%
* A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this release.

Business Outlook

	Fiscal Year 2025		Q3 2025
Metric	Previous Guidance	Current Guidance
Gross bookings	2-4%	3-5%	5-7%
Revenue	2-4%	3-5%	4-6%
EBITDA margin expansion**	75 to 100 basis points	100 basis points	50 to 100 basis points
** A reconciliation for the EBITDA margin expansion forecast is not provided because we cannot, without unreasonable effort, predict certain items, including but not limited to, foreign exchange rate gains or losses and minority investment gains or losses, and are unable to address the probable significance of the unavailable information.

Quarterly Dividend
The Executive Committee of Expedia Group’s Board of Directors has declared a quarterly dividend payment of $0.40 per common share payable on September 18, 2025 to stockholders of record as of the close of business on August 28, 2025.

Conference Call
Expedia Group will webcast a conference call to discuss second quarter 2025 financial results and certain forward-looking information on Thursday, August 7, 2025 at 1:30 p.m. Pacific Time (PT). The webcast will be open to the public and available via ir.expediagroup.com. Expedia Group expects to maintain access to the webcast on the IR website for approximately twelve months subsequent to the initial broadcast.

About Expedia Group
Expedia Group, Inc. brands power travel for everyone, everywhere through our global platform. Driven by the core belief that travel is a force for good, Expedia Group™ helps people experience the world in new ways and build lasting connections.

Expedia Group’s three flagship consumer brands are Expedia®, Hotels.com®, and Vrbo®. Its B2B arm, Private Label Solutions, delivers industry-leading technology solutions to fuel partner growth and success, while facilitating memorable experiences for travelers. Expedia Group Advertising helps partners extend their reach and connect with travelers across its travel sites and a broad range of offsite channels through its travel media network.

© 2025 Expedia, Inc., an Expedia Group company. All rights reserved. Expedia Group and the Expedia Group logo are trademarks of Expedia, Inc. CST: 2029030-50.

Contacts
Investor Relations                    Communications
ir@expediagroup.com                    press@expediagroup.com

Expedia Group, Inc.
Trended Metrics
(All figures in millions, except ADR booked)

The metrics below are intended to supplement the financial statements in this release and in our filings with the SEC, and do not include adjustments for one-time items, acquisitions, foreign exchange or other adjustments. The definition or methodology of any of our supplemental metrics are subject to change, and such changes could be material. We may also discontinue certain supplemental metrics as our business evolves over time. In the event of any discrepancy between any supplemental metric and our historical financial statements, you should rely on the information included in the financial statements filed with or furnished to the SEC.

	2023				2024				2025		Y/Y
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Growth
Operating metrics
Booked room nights	94.5	89.7	89.3	77.4	101.2	98.9	97.4	86.4	107.7	105.5	7%
Average Daily Rate ("ADR") Booked	$222.7	$213.8	$207.3	$197.0	$216.5	$209.8	$205.5	$198.5	$213.9	$209.3	—%
Booked air tickets	14.0	13.6	12.8	11.4	14.2	14.5	13.8	12.6	14.8	15.0	3%

Gross bookings by business model
Agency	$13,425	$12,370	$10,927	$9,439	$13,301	$12,578	$11,379	$10,376	$13,239	$12,376	(2)%
Merchant	15,976	14,951	14,758	12,233	16,863	16,259	16,119	14,046	18,212	18,033	11%
Total	$29,401	$27,321	$25,685	$21,672	$30,164	$28,837	$27,498	$24,422	$31,451	$30,409	5%

Gross bookings by product
Lodging	$21,055	$19,167	$18,513	$15,253	$21,903	$20,749	$20,027	$17,152	$23,032	$22,073	6%
Non-lodging	8,346	8,154	7,172	6,419	8,261	8,088	7,471	7,270	8,419	8,336	3%
Total	$29,401	$27,321	$25,685	$21,672	$30,164	$28,837	$27,498	$24,422	$31,451	$30,409	5%

Revenue by product
Lodging	$2,029	$2,698	$3,233	$2,304	$2,228	$2,862	$3,317	$2,543	$2,289	$3,040	6%
Air	113	111	100	86	115	111	104	98	107	105	(5)%
Advertising & Media - EG(1)	99	119	125	140	145	152	167	175	174	182	19%
Advertising & Media - trivago(1)	76	82	115	65	70	77	102	66	85	98	28%
Other(2)	348	348	356	292	331	356	370	302	333	361	1%
Total	$2,665	$3,358	$3,929	$2,887	$2,889	$3,558	$4,060	$3,184	$2,988	$3,786	6%

Revenue by geography
U.S. points of sale	$1,748	$2,172	$2,440	$1,787	$1,793	$2,246	$2,435	$1,898	$1,831	$2,303	3%
Non-U.S. points of sale	917	1,186	1,489	1,100	1,096	1,312	1,625	1,286	1,157	1,483	13%
Total	$2,665	$3,358	$3,929	$2,887	$2,889	$3,558	$4,060	$3,184	$2,988	$3,786	6%

(1) Our Advertising & Media business consists of Expedia Group ("EG") Media Solutions, which is responsible for generating advertising revenue on our global online travel brands, and third-party revenue for trivago, a leading hotel metasearch site.
(2) Other revenue primarily includes insurance, car rental, destination services and cruise revenue.

Notes:
•All trivago revenue is classified as Non-U.S. point of sale.
•Some numbers may not add due to rounding. All percentages throughout this release are calculated on precise, unrounded numbers.

Expedia Group, Inc. Segment P&L
(All figures in millions)

							y/y growth
By Segment	Q1-24	Q2-24	Q3-24	Q4-24	Q1-25	Q2-25	Q2-25

Gross bookings	$30,164	$28,837	$27,498	$24,422	$31,451	$30,409	5%
B2C	$22,397	$21,290	$20,026	$17,436	$22,615	$21,565	1%
B2B	$7,767	$7,547	$7,472	$6,986	$8,836	$8,844	17%

Revenue	$2,889	$3,558	$4,060	$3,184	$2,988	$3,786	6%
B2C	$1,986	$2,432	$2,780	$2,076	$1,956	$2,479	2%
B2B	$833	$1,049	$1,178	$1,042	$947	$1,209	15%
Other (1)	$70	$77	$102	$66	$85	$98	28%

Revenue margin (2)	9.6%	12.3%	14.8%	13.0%	9.5%	12.4%	11 bps

Adjusted cost of revenue (3)	$356	$358	$385	$332	$354	$373	4%
% Revenue	12.4%	10.1%	9.5%	10.4%	11.9%	9.8%	(23) bps
B2C	$312	$326	$359	$299	$312	$340	4%
% B2C revenue	15.7%	13.5%	12.9%	14.4%	16.0%	13.7%	26 bps
B2B	$39	$27	$21	$30	$38	$28	3%
% B2B revenue	4.7%	2.6%	1.8%	2.9%	4.0%	2.3%	(26) bps
Other (1)	$5	$5	$5	$3	$4	$5	16%

Selling and marketing - direct	$1,650	$1,793	$1,855	$1,548	$1,757	$1,920	7%
% Gross bookings	5.5%	6.2%	6.7%	6.3%	5.6%	6.3%	10 bps
B2C	$1,096	$1,101	$1,072	$888	$1,115	$1,092	(1)%
% B2C gross bookings	4.9%	5.2%	5.4%	5.1%	4.9%	5.1%	(11) bps
B2B	$501	$637	$721	$630	$577	$752	18%
Other (1)	$53	$55	$62	$30	$65	$76	40%

Other segment items (4)	$628	$621	$570	$661	$581	$585	(6)%
% Revenue	21.7%	17.5%	14.1%	20.8%	19.4%	15.5%	(200) bps
B2C	$363	$351	$321	$352	$312	$319	(9)%
% B2C revenue	18.2%	14.4%	11.5%	17.0%	16.0%	12.8%	(160) bps
B2B	$121	$122	$98	$127	$116	$98	(19)%
% B2B revenue	14.4%	11.6%	8.3%	12.3%	12.3%	8.2%	(343) bps
Other (1)	$144	$148	$151	$182	$153	$168	13%

Adjusted EBITDA (3)	$255	$786	$1,250	$643	$296	$908	16%
% Margin	8.8%	22.1%	30.8%	20.2%	9.9%	24.0%	190 bps
B2C	$215	$654	$1,028	$537	$217	$728	12%
% Margin	10.9%	26.8%	37.0%	25.9%	11.1%	29.4%	255 bps
B2B	$172	$263	$338	$255	$216	$331	26%
% Margin	20.6%	25.1%	28.7%	24.5%	22.8%	27.3%	227 bps
Other (1)	$(132)	$(131)	$(116)	$(149)	$(137)	$(151)	16%
(1) Other is comprised of trivago, corporate and intercompany eliminations.
(2) Revenue margin is defined as revenue as a percentage of gross bookings.
(3) See the sections below titled “Non-GAAP Measures” and "Tabular Reconciliations for Non-GAAP Measures” for additional information, including reconciliations to the most directly comparable GAAP measures.
(4) Other segment items include total adjusted overhead expenses (see section below titled “Tabular Reconciliations for Non-GAAP Measures – Adjusted Expenses”), as well as the realized foreign currency gains or losses related to the forward contracts hedging a component of our net merchant lodging revenue for our B2C and B2B segments.
Notes: Some numbers may not add due to rounding. All percentages throughout this release are calculated on precise, unrounded numbers.

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Revenue	$3,786	$3,558	$6,774	$6,447
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	377	362	734	720
Selling and marketing - direct	1,920	1,793	3,677	3,443
Selling and marketing - indirect (1)	213	197	412	383
Technology and content (1)	325	331	645	672
General and administrative (1)	197	180	377	366
Depreciation and amortization	223	205	442	415
Legal reserves, occupancy tax and other	2	21	2	41
Restructuring and related reorganization charges (1)	44	18	70	66
Operating income	485	451	415	341
Other income (expense):
Interest income	74	67	128	118
Interest expense	(58)	(61)	(116)	(123)
Other, net	(78)	31	(221)	(3)
Total other income (expense), net	(62)	37	(209)	(8)
Income before income taxes	423	488	206	333
Provision for income taxes	(101)	(113)	(81)	(94)
Net income	322	375	125	239
Net loss attributable to non-controlling interests	8	11	5	12
Net income attributable to Expedia Group, Inc.	$330	$386	$130	$251

Earnings per share attributable to Expedia Group, Inc. available to common stockholders:
Basic	$2.61	$2.92	$1.02	$1.88
Diluted	2.48	2.80	0.96	1.79
Shares used in computing earnings per share (000's):
Basic	126,453	131,948	127,541	133,724
Diluted	132,809	137,832	134,296	140,131

(1) Includes stock-based compensation as follows:
Cost of revenue	$4	$4	$7	$6
Selling and marketing	23	23	43	42
Technology and content	39	40	77	80
General and administrative	36	39	73	82
Restructuring and related reorganization charges	3	8	3	8

EXPEDIA GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except number of shares which are reflected in thousands and par value)

	June 30, 2025	December 31, 2024	June 30, 2024
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,304	$4,183	$6,242
Restricted cash and cash equivalents	2,151	1,391	2,120
Short-term investments	367	300	31
Accounts receivable, net of allowance of $75, $55 and $57	4,949	3,213	4,127
Income taxes receivable	33	39	71
Prepaid expenses and other current assets	929	689	924
Total current assets	14,733	9,815	13,515
Property and equipment, net	2,443	2,413	2,381
Operating lease right-of-use assets	317	305	332
Long-term investments and other assets	1,331	1,698	1,283
Deferred income taxes	496	496	544
Intangible assets, net	801	817	991
Goodwill	6,855	6,844	6,847
TOTAL ASSETS	$26,976	$22,388	$25,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, merchant	$2,149	$2,031	$2,206
Accounts payable, other	1,197	1,039	1,361
Deferred merchant bookings	13,415	8,517	12,083
Deferred revenue	167	164	176
Income taxes payable	16	51	32
Accrued expenses and other current liabilities	923	766	857
Current maturities of long-term debt	1,747	1,043	1,041
Total current liabilities	19,614	13,611	17,756
Long-term debt, excluding current maturities	4,466	5,223	5,218
Deferred income taxes	21	19	31
Operating lease liabilities	269	265	292
Other long-term liabilities	520	471	470
Commitments and contingencies
Stockholders’ equity:
Common stock: $.0001 par value; Authorized shares: 1,600,000	—	—	—
Shares issued: 289,350, 287,509 and 284,861; Shares outstanding: 118,969, 123,271 and 125,281
Class B common stock: $.0001 par value; Authorized shares: 400,000	—	—	—
Shares issued: 12,800; Shares outstanding: 5,523
Additional paid-in capital	16,317	16,043	15,697
Treasury stock - Common stock and Class B, at cost; Shares 177,657, 171,515 and 166,857	(15,924)	(14,856)	(14,204)
Retained earnings (deficit)	630	602	(381)
Accumulated other comprehensive income (loss)	(187)	(232)	(223)
Total Expedia Group, Inc. stockholders’ equity	836	1,557	889
Non-redeemable non-controlling interests	1,250	1,242	1,237
Total stockholders’ equity	2,086	2,799	2,126
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,976	$22,388	$25,893

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six months ended June 30,
	2025	2024
Operating activities:
Net income	$125	$239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	420	385
Amortization of intangible assets	22	30
Amortization of stock-based compensation	203	218
Deferred income taxes	1	39
Foreign exchange (gain) loss on cash, restricted cash and short-term investments, net	(137)	44
Realized (gain) loss on foreign currency forwards, net	(160)	55
(Gain) loss on minority equity investments, net	258	(47)
Other, net	43	38
Changes in operating assets and liabilities:
Accounts receivable	(1,759)	(1,361)
Prepaid expenses and other assets	(250)	(180)
Accounts payable, merchant	119	165
Accounts payable, other, accrued expenses and other liabilities	296	403
Tax payable/receivable, net	(6)	(8)
Deferred merchant bookings	4,898	4,360
Net cash provided by operating activities	4,073	4,380
Investing activities:
Capital expenditures, including internal-use software and website development	(396)	(371)
Purchases of investments	(428)	(69)
Sales and maturities of investments	441	43
Other, net	163	(52)
Net cash used in investing activities	(220)	(449)
Financing activities:
Proceeds from issuance of long-term debt, net of issuance costs	985	—
Payment of long-term debt	(1,044)	—
Purchases of treasury stock	(1,072)	(1,172)
Payment of dividends to stockholders	(102)	—
Proceeds from exercise of equity awards and employee stock purchase plan	25	48
Other, net	28	(25)
Net cash used in financing activities	(1,180)	(1,149)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	208	(81)
Net increase in cash, cash equivalents and restricted cash and cash equivalents	2,881	2,701
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	5,574	5,661
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$8,455	$8,362
Supplemental cash flow information
Cash paid for interest	$100	$116
Income tax payments, net	86	57

Notes & Definitions:

Booked Room Nights: Represents booked hotel room nights and property nights for our B2C reportable segment and booked hotel room nights for our B2B reportable segment. Booked hotel room nights include both merchant and agency hotel room nights. Property nights are related to our alternative accommodation business.

Average Daily Rate (ADR) Booked: Represents the average paid rate per booked room night, calculated as total lodging gross bookings divided by room nights booked.

Booked Air Tickets: Includes both merchant and agency air bookings.

Gross Bookings: Generally represent the total retail value of transactions booked, recorded at the time of booking reflecting the total price due for travel by travelers, including taxes, fees and other charges, adjusted for cancellations and refunds.

Lodging Metrics: Reported on a booked basis except for revenue, which is on a stayed basis. Lodging consists of both merchant and agency model hotel and alternative accommodations.

B2C: The B2C segment provides a full range of travel and advertising services to our worldwide customers through a variety of consumer brands including: Expedia, Hotels.com, Vrbo, Orbitz, Travelocity, Wotif Group, ebookers, Hotwire.com, and CarRentals.com.

B2B: The B2B segment fuels a wide range of travel and non-travel companies including airlines, offline travel agents, online retailers, corporate travel management and financial institutions, who leverage our leading travel technology and tap into our diverse supply to augment their offerings and market Expedia Group rates and availabilities to their travelers.

trivago: The trivago segment generates advertising revenue primarily from sending referrals to online travel companies and travel service providers from its localized hotel metasearch websites.

Corporate: Includes unallocated corporate expenses.

Non-GAAP Measures

Expedia Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT, Adjusted EBIT Margin, Leverage Ratio, Adjusted Net Income (Loss), Adjusted EPS, Free Cash Flow and Adjusted Expenses (non-GAAP cost of revenue, non-GAAP selling and marketing, non-GAAP technology and content and non-GAAP general and administrative), all of which are supplemental measures to GAAP and are defined by the SEC as non-GAAP financial measures. These measures are among the primary metrics by which management evaluates the performance of the business and on which internal budgets are based. Management believes that investors should have access to the same set of tools that management uses to analyze our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS have certain limitations in that they do not take into account the impact of certain expenses to our consolidated statements of operations. We endeavor to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures. Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income (Loss) and Adjusted EPS also exclude certain items related to transactional tax matters, which may ultimately be settled in cash. We urge investors to review the detailed disclosure regarding these matters in the Management Discussion and Analysis and Legal Proceedings sections, as well as the notes to the financial statements, included in the Company's annual and quarterly reports filed with the Securities and Exchange Commission. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization) is defined as net income (loss) attributable to Expedia Group adjusted for:
(1) net income (loss) attributable to non-controlling interests;
(2) provision for income taxes;
(3) total other expenses, net;
(4) stock-based compensation expense, including compensation expense related to certain subsidiary equity plans;
(5) acquisition-related impacts, including
(i) amortization of intangible assets and goodwill and intangible asset impairment,
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements; and
(iii) upfront consideration paid to settle employee compensation plans of the acquiree; and
(iv) related transaction fees.
(6) certain other items, including restructuring;
(7) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g. hotel and excise taxes), related to court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings;
(8) that portion of gains (losses) on revenue hedging activities that are included in other, net that relate to revenue recognized in the period; and
(9) depreciation.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA is a useful measure for analysts and investors to evaluate our future on-going performance as this measure allows a more meaningful comparison of our performance and projected cash earnings with our historical results from prior periods and to the results of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. In addition, we believe that by excluding certain items, such as stock-based compensation and acquisition-related impacts, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

Adjusted EBIT (Adjusted Earnings Before Interest & Taxes) is defined as net income (loss) attributable to Expedia Group adjusted for:
(1) net income (loss) attributable to non-controlling interests;
(2) provision for income taxes;
(3) total other expenses, net;
(4) acquisition-related impacts, including
(i) goodwill and intangible asset impairment,
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements; and
(iii) upfront consideration paid to settle employee compensation plans of the acquiree;
(5) certain other items, including restructuring;
(6) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g. hotel and excise taxes), related to court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings; and
(7) that portion of gains (losses) on revenue hedging activities that are included in other, net that relate to revenue recognized in the period.
The above items are excluded from our Adjusted EBIT measure because the amount and timing of these items is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBIT is a useful measure for analysts and investors to evaluate our future on-going performance as this measure allows a more comprehensive comparison of our performance with our historical results from prior periods and to the results of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and it allows investors to gain an understanding of the factors and trends affecting profitability, including the ongoing costs to operating our business, which we believe are inclusive of non-cash items such as stock-based compensation.

Trailing Twelve Month Financial Information
Expedia Group includes certain unaudited financial information for the trailing twelve months ("TTM") ended June 30, 2025, which is calculated as the six months ended June 30, 2025 plus the year ended December 31, 2024 less the six months ended June 30, 2024. This presentation is not in accordance with GAAP. However, we believe that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results.

Adjusted Net Income (Loss) generally captures all items on the statements of operations that occur in normal course operations and have been, or ultimately will be, settled in cash and is defined as net income (loss) attributable to Expedia Group plus the following items, net of tax(a):
(1) stock-based compensation expense, including compensation expense related to equity plans of certain subsidiaries and equity-method investments;
(2) acquisition-related impacts, including;
(i) amortization of intangible assets, including as part of equity-method investments, and goodwill and intangible asset impairment;
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements;
(iii) upfront consideration paid to settle employee compensation plans of the acquiree; and
(iv) gains (losses) recognized on non-controlling investment basis adjustments when we acquire or lose controlling interests;
(3) currency gains or losses on U.S. dollar denominated cash;
(4) the changes in fair value of equity investments;
(5) certain other items, including restructuring charges;
(6) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g., hotel occupancy and excise taxes), related court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings, including as part of equity method investments;
(7) discontinued operations;
(8) the non-controlling interest impact of the aforementioned adjustment items; and

(9) unrealized gains (losses) on revenue hedging activities that are included in other, net.
Adjusted Net Income (Loss) includes preferred share dividends. We believe Adjusted Net Income (Loss) is useful to investors because it represents Expedia Group's combined results, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses and items not directly tied to the core operations of our businesses.

(a) We use a long-term projected tax rate in the calculation of adjusted net income as we believe this tax rate provides better consistency across reporting periods and produces results that are reflective of Expedia Group’s long-term effective tax rate. This projected effective tax rate is a total tax rate, and eliminates the effects of non-recurring and period- specific income tax items which can vary in size and frequency. We apply this tax rate to pretax income, as adjusted commensurate with our Adjusted Net Income definition. Based on our long-term projections, in 2024 and 2025 we are applying a 21.5% effective tax rate to compute Adjusted Net Income.

Adjusted EPS is defined as Adjusted Net Income (Loss) divided by adjusted weighted average shares outstanding, which, when applicable, include dilution from our convertible debt instruments per the treasury stock method for Adjusted EPS. The treasury stock method assumes we would elect to settle the principal amount of the debt for cash and the conversion premium for shares. If the conversion prices for such instruments exceed our average stock price for the period, the instruments generally would have no impact to adjusted weighted average shares outstanding. This differs from the GAAP method for dilution from our convertible debt instruments, which include them on an if-converted method. We believe Adjusted EPS is useful to investors because it represents, on a per share basis, Expedia Group's consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, taxes, foreign exchange gains or losses, and minority interest, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. Adjusted Net Income (Loss) and Adjusted EPS have similar limitations as Adjusted EBITDA. In addition, Adjusted Net Income (Loss) does not include all items that affect our net income (loss) and net income (loss) per share for the period. Therefore, we think it is important to evaluate these measures along with our consolidated statements of operations.

Free Cash Flow is defined as net cash flow provided by operating activities less capital expenditures. Management believes Free Cash Flow is useful to investors because it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate Free Cash Flow along with the consolidated statements of cash flows.

Adjusted Expenses (cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses) exclude stock-based compensation related to expenses for stock options, restricted stock units and other equity compensation under applicable stock-based compensation accounting standards. Expedia Group excludes stock-based compensation from these measures primarily because they are non-cash expenses that we do not believe are necessarily reflective of our ongoing cash operating expenses and cash operating income. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting applicable stock-based compensation accounting standards, management believes that providing non-GAAP financial measures that exclude stock-based compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing management with an important tool for financial operational decision making and for evaluating our own recurring core business operating results over different periods of time. There are certain limitations in using financial measures that do not take into account stock-based compensation, including the fact that stock-based compensation is a recurring expense and a valued part of employees' compensation. Therefore, it is important to evaluate both our GAAP and non-GAAP measures. See the Notes to the Consolidated Statements of Operations for stock-based compensation by line item.

Expedia Group, Inc. (excluding trivago). In order to provide increased transparency on the transaction-based component of the business, Expedia Group is reporting results both in total and excluding trivago.

Tabular Reconciliations for Non-GAAP Measures
Adjusted EBITDA by Segment(1)

	Three months ended June 30, 2025
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$568	$256	$(7)	$(332)	$485
Realized gain (loss) on revenue hedges	22	30	—	—	52
Restructuring and related reorganization charges, excluding stock-based compensation	—	—	—	41	41
Legal reserves, occupancy tax and other	—	—	—	2	2
Stock-based compensation	—	—	—	105	105
Amortization of intangible assets	—	—	—	11	11
Depreciation	138	45	1	28	212
Adjusted EBITDA(1)	$728	$331	$(6)	$(145)	$908

	Three months ended June 30, 2024
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$533	$236	$(6)	$(312)	$451
Realized gain (loss) on revenue hedges	(8)	(7)	—	—	(15)
Restructuring and related reorganization charges, excluding stock-based compensation	—	—	—	10	10
Legal reserves, occupancy tax and other	—	—	—	21	21
Stock-based compensation	—	—	—	114	114
Amortization of intangible assets	—	—	—	15	15
Depreciation	129	34	1	26	190
Adjusted EBITDA(1)	$654	$263	$(5)	$(126)	$786
(1) Adjusted EBITDA for our B2C and B2B segments includes allocations of certain expenses, primarily cost of revenue and facilities, the total costs of our global travel supply organizations, the majority of product and technology costs, and the realized foreign currency gains or losses related to the forward contracts hedging a component of our net merchant lodging revenue. We base the allocations primarily on transaction volumes and other usage metrics. We do not allocate certain shared expenses such as accounting, human resources, certain information technology and legal to our reportable segments. We include these expenses in Corporate and Eliminations. Our allocation methodology is periodically evaluated and may change.

Adjusted EBIT and Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,		Year Ended December 31,	TTM June 30,
	2025	2024	2025	2024	2024	2025
	($ in millions)
Net income attributable to Expedia Group, Inc.	$330	$386	$130	$251	$1,234	$1,113
Net loss attributable to non-controlling interests	(8)	(11)	(5)	(12)	(10)	(3)
Provision for income taxes	101	113	81	94	318	305
Total other (income) expense, net	62	(37)	209	8	(223)	(22)
Operating income	485	451	415	341	1,319	1,393
Gain (loss) on revenue hedges related to revenue recognized	52	(15)	75	(32)	(18)	89
Restructuring and related reorganization charges, including stock-based compensation	44	18	70	66	80	84
Legal reserves, occupancy tax and other	2	21	2	41	118	79
Impairment of intangible assets	—	—	—	—	147	147
Adjusted EBIT	583	475	562	416	1,646	1,792
Stock-based compensation, excluding restructuring and related reorganization charges	102	106	200	210	450	440
Depreciation and amortization	223	205	442	415	838	865
Adjusted EBITDA	$908	$786	$1,204	$1,041	$2,934	$3,097
Net income margin(1)	8.7%	10.8%	1.9%	3.9%	9.0%	7.9%
Adjusted EBIT margin(1)	15.4%	13.3%	8.3%	6.4%	12.0%	12.8%
Adjusted EBITDA margin(1)	24.0%	22.1%	17.8%	16.1%	21.4%	22.1%

Long-term debt, including current maturities						$6,213
Long-term debt to net income ratio						5.6

Long-term debt, including current maturities						$6,213
Unamortized discounts and debt issuance costs						37
Adjusted debt						$6,250
Leverage ratio(2)						2.0

(1) Net income, Adjusted EBIT and Adjusted EBITDA margins represent net income (loss) attributable to Expedia Group, Inc., Adjusted EBIT or Adjusted EBITDA divided by revenue.
(2) Leverage ratio represents adjusted debt divided by TTM Adjusted EBITDA.

Adjusted Net Income (Loss) & Adjusted EPS

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(In millions, except share and per share data)
Net income attributable to Expedia Group, Inc.	$330	$386	$130	$251
Less: Net loss attributable to non-controlling interests	8	11	5	12
Less: Provision for income taxes	(101)	(113)	(81)	(94)
Income before income taxes	423	488	206	333
Amortization of intangible assets	11	15	22	30
Stock-based compensation	105	114	203	218
Legal reserves, occupancy tax and other	2	21	2	41
Restructuring and related reorganization charges, excluding stock-based compensation	41	10	67	58
Unrealized (gain) loss on revenue hedges	3	(2)	4	(3)
(Gain) loss on minority equity investments, net	102	(56)	258	(47)
Loss on debt extinguishment	—	—	1	—
TripAdvisor tax indemnification adjustment	—	(6)	—	(6)
Gain on sale of businesses	—	—	(3)	(3)
Adjusted income before income taxes	687	584	760	621

GAAP Provision for income taxes	(101)	(113)	(81)	(94)
Provision for income taxes for adjustments	(47)	(13)	(83)	(40)
Total Adjusted provision for income taxes	(148)	(126)	(164)	(134)
Total Adjusted income tax rate	21.5%	21.5%	21.5%	21.5%

Non-controlling interests	7	11	3	11
Adjusted net income attributable to Expedia Group, Inc.	$546	$469	$599	$498

GAAP diluted earnings per share	$2.48	$2.80	$0.96	$1.79
Amortization of intangible assets	0.08	0.11	0.17	0.22
Stock-based compensation	0.81	0.85	1.55	1.60
Legal reserves, occupancy tax and other	0.02	0.16	0.02	0.30
Restructuring and related reorganization charges	0.32	0.08	0.51	0.43
Unrealized (gain) loss on revenue hedges	0.03	(0.01)	0.03	(0.02)
(Gain) loss on minority equity investments, net	0.79	(0.42)	1.98	(0.35)
Loss on debt extinguishment	—	—	0.01	—
TripAdvisor tax indemnification adjustment	—	(0.05)	—	(0.05)
Gain on sale of businesses	—	—	(0.02)	(0.03)
Income tax effects and adjustments	(0.36)	(0.09)	(0.63)	(0.29)
Non-controlling interests	(0.01)	(0.01)	(0.01)	(0.01)
Adjustment to GAAP dilutive securities (1)	0.08	0.08	0.03	0.05
Adjusted earnings per share(2)	$4.24	$3.51	$4.60	$3.66

GAAP diluted weighted average shares outstanding (000's)	132,809	137,832	134,296	140,131
Adjustment to dilutive securities (000's)(1)	(3,933)	(3,921)	(3,928)	(3,921)
Adjusted weighted average shares outstanding (000's) (2)	128,877	133,910	130,368	136,209

Ex-trivago Adjusted Net Income and Adjusted EPS
Adjusted net income attributable to Expedia Group, Inc.	$546	$469	$599	$498
Less: Adjusted net income (loss) attributable to trivago	1	7	(8)	(1)
Adjusted net income excluding trivago	$545	$462	$607	$499

Adjusted earnings per share	$4.24	$3.51	$4.60	$3.66
Less: Adjusted loss per share attributable to trivago	0.01	0.05	(0.06)	(0.01)
Adjusted earnings per share excluding trivago(2)	$4.23	$3.46	$4.66	$3.67
(1) In periods for which we have Adjusted net income, the GAAP diluted average shares and diluted earnings (loss) per share is presented adjusted for our convertible debt instruments per the treasury stock method.
(2) Share and per share numbers may not add due to rounding.

Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(In millions)
Net cash provided by operating activities	$1,121	$1,501	$4,073	$4,380
Less: Total capital expenditures	(200)	(194)	(396)	(371)
Free cash flow	$921	$1,307	$3,677	$4,009

Adjusted Expenses (Cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(In millions)
Cost of revenue	$377	$362	$734	$720
Less: stock-based compensation	4	4	7	6
Adjusted cost of revenue	$373	$358	$727	$714
Less: trivago cost of revenue(1)	4	4	8	8
Adjusted cost of revenue excluding trivago	$369	$354	$719	$706

Selling and marketing - direct	$1,920	$1,793	$3,677	$3,443
Less: trivago selling and marketing - direct(2)	76	54	141	107
Adjusted selling and marketing excluding trivago - direct	$1,844	$1,739	$3,536	$3,336

Selling and marketing - indirect	$213	$197	412	383
Less: stock-based compensation	23	23	43	42
Adjusted selling and marketing - indirect	$190	$174	$369	$341
Less: trivago selling and marketing - indirect(1)	3	2	6	5
Adjusted selling and marketing excluding trivago - indirect	$187	$172	$363	$336

Technology and content	$325	$331	$645	$672
Less: stock-based compensation	39	40	77	80
Adjusted technology and content	$286	$291	$568	$592
Less: trivago technology and content(1)	13	12	25	24
Adjusted technology and content excluding trivago	$273	$279	$543	$568

General and administrative	$197	$180	$377	$366
Less: stock-based compensation	36	39	73	82
Adjusted general and administrative	$161	$141	$304	$284
Less: trivago general and administrative(1)	8	9	14	17
Adjusted general and administrative excluding trivago	$153	$132	$290	$267

Total adjusted overhead expenses(3)	$637	$606	$1,241	$1,217

Note: Some numbers may not add due to rounding.
(1) trivago amounts presented without stock-based compensation as those are included with the consolidated totals above.
(2) Selling and marketing expense adjusted to add back B2C direct marketing spend on trivago eliminated in consolidation.
(3) Total adjusted overhead expenses is the sum of adjusted expenses for Selling and marketing - indirect, Technology and content, and General and administrative.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements are based on assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “believe,” “estimate,” “expect” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to our outlook, expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future gross bookings; revenues; expenses; margins and margin expansion, including EBITDA margin expansion; profitability; net income (loss); earnings per share and other measures of results of operations and the prospects for future growth of Expedia Group’s business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others:
•intense competition from online travel agencies, suppliers, search engines, and emerging AI-powered platforms;
•declines or disruptions in the travel industry from economic conditions, geopolitical events, or public health issues;
•dependence on relationships with travel suppliers and other B2B partners;
•liquidity constraints and limited access to capital markets;
•substantial indebtedness and covenant restrictions;
•dependence on search engines and changes to search algorithms or traffic acquisition costs;
•costs of maintaining brand awareness and marketing effectiveness;
•payment processing risks, fraud, and third-party payment provider dependencies;
•reliance on third-party business partners and service providers;
•challenges in international operations and regulatory compliance;
•risks from acquisitions, investments, divestitures, and commercial arrangements;
•ability to retain and attract qualified personnel and key executives;
•execution risks from strategic initiatives and operational transformations;
•counterparty risks and foreign exchange exposure;
•regulatory risks in alternative accommodations and evolving legal requirements;
•tax law changes and interpretation uncertainties;
•litigation and unfavorable legal outcomes;
•intellectual property protection and infringement risks;
•technology system failures, cybersecurity breaches, and data protection compliance;
•privacy regulation compliance across multiple jurisdictions;
•concentrated voting control and potential conflicts of interest;
•ESG-related costs, risks, and stakeholder expectations;
•climate change impacts on travel and operations; and
•stock price volatility.
For more information about risks and uncertainties associated with Expedia Group’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q, which are available on our investor relations website at ir.expediagroup.com and on the SEC website at www.sec.gov. All information provided in this release is as of August 7, 2025. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in Expedia Group’s expectations unless required by law.